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                                                                     EXHIBIT C


                   GUARANTEE, PLEDGE AND SECURITY AGREEMENT

                  GUARANTEE, PLEDGE AND SECURITY AGREEMENT, dated as of September __, 1997, among The Marquee Group, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Pledgor"), each of the Subsidiaries of the Pledgor identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereof (individually a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Pledgor, the "Obligors"), and The Huff Alternative Income Fund, L.P., a Delaware limited partnership (the "Fund").

                  The Obligors and the Fund are parties to a Bridge Financing Agreement, dated as of August 26,1997 (as modified and supplemented and in effect from time to time, the "Bridge Financing Agreement"), providing, subject to the terms and conditions thereof, for a loan to be made by the Fund to the Pledgor in an aggregate principal amount of not less than $5,000,000 and not more than $11,500,000 (the "Loan").

                  To induce the Fund to enter into the Bridge Financing Agreement and to lend money to the Pledgor thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligors have agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

                  Section 1. Definitions. Terms defined in the Bridge Financing Agreement are used herein as defined therein. In addition, as used herein:

                  "Accounts" shall have the meaning ascribed thereto in
         Section 4(d) hereof.

                  "Collateral" shall have the meaning ascribed thereto in
         Section 4 hereof.

                  "Collateral Account" shall have the meaning ascribed thereto in Section 5.01 hereof.

                  "Instruments" shall have the meaning ascribed thereto in
         Section 4(e) hereof.

                  "Maturity Date" shall mean the earlier to occur of (i) the closing of any Offering by the Pledgor or (ii) 90 days from the Pledgor's receipt of the Loan.

                  "Permitted Investments" shall mean (i) securities issued or directly and fully guaranteed or insured by the government of the United States or any agency or instrumentality thereof having maturities of not more than six months from the



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         date of acquisition, and (ii) commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Funds Service, Inc. and in each case maturing within six months after the date of acquisition.

                  "Pledged Stock" shall have the meaning ascribed thereto in
         Section 3(a) hereof.

                  "Secured Obligations" shall mean, collectively, (a) the principal of and interest on the Loan made by the Fund to the Pledgor and all other amounts from time to time owing to the Fund by the Pledgor under the Loan Documents including, without limitation, all fees and reimbursement obligations and interest thereon, including all Guaranteed Obligations and (b) all obligations of the Obligors to the Fund hereunder.

                  "Stock Collateral" shall mean, collectively, the Collateral described in clauses (a) through (c) of Section 4 hereof and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

                  Section 2.  The Guarantee.

                  2.01. The Guarantee. Each Subsidiary Guarantor hereby guarantees to the Fund and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loan made by the Fund to, and the Bridge Financing Note and all other amounts from time to time owing to the Fund by the Company under the Bridge Financing Agreement and under the Bridge Financing Note and all obligations and interest thereon, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). Each Subsidiary Guarantor hereby further agrees that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Subsidiary Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  2.02 Obligations Unconditional. The obligations of each Subsidiary Guarantor under Section 2.01 hereof are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Bridge Financing Agreement, the Bridge Financing Note or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the


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Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of each Subsidiary Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of each Subsidiary Guarantor hereunder which shall remain absolute and unconditional as described above:

                           (i) at any time or from time to time, without notice to such Subsidiary Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                           (ii) any of the acts mentioned in any of the provisions of the Bridge Financing Agreement or the Bridge Financing Note or any other agreement or instrument referred to herein or therein shall be done or omitted;

                           (iii) the maturity of any of the Guaranteed
         Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Bridge Financing Agreement or the Bridge Financing Note or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                           (iv) any lien or security interest granted to, or in favor of, the Fund as security for any of the Guaranteed Obligations shall fail to be perfected.

Each Subsidiary Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Fund exhaust any right, power or remedy or proceed against the Company under the Bridge Financing Agreement or the Bridge Financing Note or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  2.03 Reinstatement. The obligations of each Subsidiary Guarantor under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Subsidiary Guarantor agrees that it will indemnify the Fund on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Fund in connection with such rescission or restoration, including any such costs and expenses incurred in


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defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  2.04 Remedies. Each Subsidiary Guarantor agrees that, as between such Subsidiary Guarantor and the Fund, the obligations of the Company under the Bridge Financing Agreement and the Bridge Financing Note may be declared to be forthwith due and payable as provided in Section 7.1 of the Bridge Financing Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 7.1(e) of the Bridge Financing Agreement) for purposes of Section 2.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by such Subsidiary Guarantor for purposes of said Section 2.01.

                  2.05 Continuing Guarantee. The guarantee in this Section 2 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising, until all such Guaranteed Obligations have been satisfied.

                  Section 3. Representations and Warranties. Each Obligor represents and warrants to the Fund that:

                  (a) such Obligor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 4 hereof and no Lien exists or will exist upon any such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under Section 6.2(h) of the Bridge Financing Agreement and except for the pledge and security interest in favor of the Fund created or provided for herein, which pledge and security interest constitutes a first priority perfected pledge and security interest in and to all of such Collateral;

                  (b) the Pledged Stock evidenced by the certificates identified under the name of each Subsidiary Guarantor in Annex 1 hereto is, and all other Pledged Stock in which any Subsidiary Guarantor shall hereafter grant a security interest pursuant to
         Section 4 hereof will be, duly authorized, validly issued, fully paid and nonassessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the respective issuers of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein);

                  (c) the Pledged Stock evidenced by the certificates identified under the name of each Subsidiary Guarantor in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock of the Subsidiary Guarantors on the date hereof and


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         said Annex 1 correctly identifies, as at the date hereof, the respective issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock and the respective number of shares (and registered owner thereof) evidenced by each such certificate; and

                  (d) Annex 2 correctly sets forth all the Collateral other than the Stock Collateral and upon the filing of a Form UCC-1 for each of the locations set forth in Annex II the Fund will have a perfected security interest in such Collateral.

                  Section 4. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Obligors hereby pledge and grant to the Fund a security interest in all of the Obligors' right, title and interest in the following property, whether now owned by the Obligors or hereafter acquired and whether now existing or hereafter coming into existence, and wherever located (all being collectively referred to herein as "Collateral"):

                  (a) the respective shares of stock of the Subsidiary Guarantors evidenced by the certificates identified in Annex 1 hereto under the names of the respective Subsidiary Guarantors, together with in each case the certificates evidencing the same (collectively, the "Pledged Stock");

                  (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

                  (c) without affecting the obligations of the Pledgor under any provision prohibiting such action hereunder or under the Bridge Financing Agreement, in the event of any consolidation or merger in which any Subsidiary Guarantor is not the surviving corporation, all shares of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the "Stock Collateral");

                  (d) all accounts (as defined in the Uniform Commercial Code) of the Obligors constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to the Obligors in respect of any loans or advances for the purchase price of inventory or equipment or other goods sold or leased or for services rendered, all moneys due and to become due to the Obligors under any guarantee (including a letter of credit) of the purchase price of inventory or equipment


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         sold by the Obligors and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively "Accounts");

                  (e) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of the Obligors evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "Instruments");

                  (f) the balance from time to time in the Collateral Account, and all other proceeds of Accounts and Instruments.

                  Section 5.  Cash Proceeds of Collateral.

                  5.01 Collateral Account. On or before the date hereof, the Fund has established at The Chase Manhattan Bank, N.A. a cash collateral account (the "Collateral Account") in the name and under the control of the Fund and the Company and each Obligor has delivered to the Fund, in escrow, irrevocable instructions to its banks, account debtors and other Persons obligated in respect of all Accounts to make all payments either directly to the Fund or to the Collateral Account, as provided in Section 5.02 below. The Fund will not release any such instructions except upon the occurrence of an Event of Default, or any Default which by its nature cannot be cured. Upon the occurrence of any Event of Default, or any Default which by its nature cannot be cured, the Obligors will deposit in the Collateral Account the cash proceeds of any Collateral (including proceeds of insurance thereon) and any additional amounts which any of the Obligors wishes to pledge to the Fund as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. At any time following the occurrence and during the continuance of an Event of Default, the Fund may in its discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 6.09 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

                  5.02 Proceeds of Accounts. If the Loan is not satisfied on or before the Maturity Date, each Obligor shall, as of the Maturity Date, instruct all account debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts either (a) directly to the Fund (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Fund) or (b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Fund) under arrangements, in form and substance satisfactory to the Fund pursuant to which such Obligor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to

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remit all proceeds of such payments directly to the Fund for deposit into the
Collateral Account. All payments made to the Fund, as provided in the preceding sentence, shall be immediately deposited in the Collateral Account. In addition to the foregoing, each Obligor agrees that if (after the Maturity Date or during the pendancy of any Event of Default or Default which by its nature cannot be cured) the proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, such Obligor shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by such Obligor for and as the property of the Fund and shall not be commingled with any other funds or property of such Obligor.

                  5.03 Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the Obligors through the Pledgor (or, after the occurrence and during the continuance of a Default, the Fund) shall determine, which Permitted Investments shall be held in the name and be under the control of the Fund, provided that at any time after the occurrence and during the continuance of an Event of Default, the Fund may in its discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 6.09 hereof.

                  Section 6. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 4 hereof, the Obligors hereby jointly and severally agree with the Fund as follows:

                  6.01  Delivery and other Perfection.  Each Obligor shall:

                  (a) if any of the above-described shares, securities or monies required to be pledged by such Obligor under clauses (a), (b) and (c) of Section 4 hereof are received by such Obligor, forthwith either (x) transfer and deliver to the Fund such shares, securities or monies so received by such Obligor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) all of which thereafter shall be held by the Fund, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Fund shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities or monies referred to in said clauses (a), (b) and (c);

                  (b) deliver and pledge to the Fund any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Fund may request; provided, that so long as no Default shall have occurred and be continuing, such Obligor may retain for collection in the ordinary course any Instruments received by it in the ordinary course of business and the Fund shall, promptly upon request of such Obligor through the Pledgor, make appropriate


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         arrangements for making any other Instrument pledged by such Obligor available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Fund, against trust receipt or like document);

                  (c) (i) concurrently herewith, file financing statements in accordance with the UCC to evidence the Fund's Lien in the Collateral as security of the Loan, in such jurisdictions as are necessary to perfect such Lien; and (ii) on or after the Maturity Date, give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Fund) to create, preserve, perfect or validate any security interest granted pursuant hereto or to enable the Fund to exercise and enforce its rights hereunder with respect to such security interest, including, without limitation, causing any or all of the Stock Collateral to be transferred of record into the name of the Fund or its nominee (and the Fund agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Fund will thereafter promptly give to the respective Obligor copies of any notices and communications received by it with respect to the Stock Collateral pledged by such Obligor hereunder), provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (f) below;

                  (d) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Fund may reasonably require in order to reflect the security interests granted by this Agreement;

                  (e) permit representatives of the Fund, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Fund to be present at such Obligor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Obligor with respect to the Collateral all in such manner as the Fund may require; and

                  (f) upon the occurrence and during the continuance of any Default, upon request of the Fund, promptly notify (and such Obligor hereby authorizes the Fund so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Fund hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Fund.

                  6.02 Other Financing Statements and Liens. Except as otherwise permitted under Section 6.2(b) of the Bridge Financing Agreement, without the prior written consent of the Fund, the Obligors shall not file or suffer to be on file, or authorize or permit to be filed or


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to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Fund is not named as the sole secured party.

                  6.03 Preservation of Rights. The Fund shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

                  6.04  Special Provisions Relating to Certain Collateral.

                  (a)  Stock Collateral.

                  (1) The Obligors will cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Obligor then outstanding.

                  (2) So long as no Event of Default shall have occurred and be continuing, the Obligors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the other Loan Documents, or any other instrument or agreement referred to herein or therein, provided that the Obligors jointly and severally agree that they will not vote the Stock Collateral in any manner that is inconsistent with the terms of this Agreement, the Bridge Financing Agreement, or any such other instrument or agreement; and the Fund shall execute and deliver to the Obligors or cause to be executed and delivered to the Obligors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Obligors may reasonably request for the purpose of enabling the Obligors to exercise the rights and powers which they are entitled to exercise pursuant to this Section 6.04(a)(2).

                  (3) All dividends and other distributions on the Stock Collateral shall be paid directly to the Fund and retained by it in the Collateral Account as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Fund shall so request in writing, the Obligors jointly and severally agree to execute and deliver to the Fund appropriate additional dividend, distribution and other orders and documents to that end.

                  6.05 Events of Default, etc. During the period during which an Event of Default shall have occurred and be continuing:

                  (i) each Obligor shall, at the request of the Fund, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Fund and such Obligor, designated in the Fund's request;

                  (ii) the Fund may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;


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                  (iii) the Fund shall have all of the rights and remedies
         with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Fund were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be appropriate to give effect to such right);

                  (iv) the Fund in its discretion may, in its name or in the name of the Obligors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

                  (v) the Fund may, upon 10 Business Days' prior written notice to the Obligors of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Fund, sell, assign or otherwise dispose of all or any of such Collateral, at such place or places as the Fund deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and the Fund or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice or right and equity being hereby expressly waived and released. The Fund may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
5.05 shall be applied in accordance with Section 6.09 hereof.

                  The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Fund may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Fund than those obtainable through a public sale without such restrictions, and,

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notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Fund shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Obligor thereof to register it for public sale.

                  6.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 6.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Obligors shall remain jointly liable for any deficiency.

                  6.07 Removals, etc. Without at least 30 days prior written notice to the Fund, the Obligors shall not (i) maintain any of their books or records with respect to the Collateral at any office or maintain their chief executive office or their principal place of business at any place other than at the address indicated beneath the signature of the Pledgor to the Bridge Financing Agreement or at one of the locations identified in Annex 2 hereto under their respective names or in transit from one of such respective locations to another or (ii) change the respective corporate names, or the respective names under which they do business, from the names shown on the signature pages hereto.

                  6.08 Private Sale. The Fund shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 6.05 hereof conducted in a commercially reasonable manner. The Obligors hereby waive any claims against the Fund arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Fund accepts the first offer received and does not offer the Collateral to more than one offeree.

                  6.09 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Fund under Section 5 hereof or this Section 6, shall be applied by the Fund:

                  First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Fund and the fees and expenses of its counsel, and all expenses, and advances made or incurred by the Fund in connection therewith;

                  Next, to the payment in full of the Secured Obligations in each case equally and ratably in accordance with the respective amounts thereof then due and owing; and

                  Finally, to the payment to the respective Obligor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 6, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Obligors or any obligor on any of the Collateral.

                  6.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Fund while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Fund is hereby appointed the attorney-in-fact of the Obligors for the purpose of carrying out the provisions of this Section 6 and taking any action and executing any instruments which the Fund may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Fund shall be entitled under this Section 6 to make collections in respect of the Collateral, the Fund shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                  6.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, each Obligor shall (i) file financing statements evidencing the security of the Loan in accordance with the UCC and(ii) deliver to the Fund all stock certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank.

                  6.12 Termination. When all Secured Obligations shall have been paid in full, this Agreement shall terminate, and the Fund shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Obligors and to be released and canceled all licenses and rights referred to in Section 6.04(b)(1) hereof. The Fund shall also execute and deliver to the respective Obligors upon such termination such Uniform Commercial Code termination statements, and such other documentation as shall be reasonably requested by the respective Obligors to effect the termination and release of the Liens on the Collateral.

                  6.13 Expenses. The Obligors jointly and severally agree to pay to the Fund all out-of-pocket expenses (including reasonable expenses for legal services of every kind)(all of which expenses periodically shall be reimbursed as incurred) of, or incident to, the enforcement or protection of any of the provisions of this Section 6, or performance by the Fund of any obligations of the Obligors in respect of the Collateral which the Obligors have failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Fund in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Secured Obligations to the Fund secured under Section 4 hereof.

                  6.14 Future Direct and Indirect Subsidiaries. The Company will cause all of its future direct and indirect subsidiaries (the "Future Subsidiaries") to become a party to this Agreement, such that each Future Subsidiary will become a Subsidiary Guarantor under this Agreement and be subject to the all the conditions of this Agreement applicable to Subsidiary Guarantors.

                  6.15 Further Assurances. The Obligors agree that, from time to time upon the written request of the Fund, the Obligors will execute and deliver such further documents and do such other acts and things as the Fund may reasonably request in order fully to effect the purposes of this Agreement.

                  Section 7.  Miscellaneous.

                  7.01 No Waiver. No failure on the part of the Fund, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Fund of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  7.02 Governing Law. This Agreement shall be governed by and construed under the law of the State of New York as applied to agreements among New York residents entered into and performed entirely within New York.

                  7.03 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its address or telecopy number specified pursuant to Section 8.10 of the Bridge Financing Agreement and shall be deemed to have been given at the times specified in said Section 8.10.

                  7.04 Waivers, etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Obligor and the Fund. Any such amendment or waiver shall be binding upon the Fund, each holder of any Secured Obligation and the Obligors.

                  7.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Obligor, the Fund, and each holder of the Secured Obligations (provided, however, that the Obligors shall not assign or transfer their rights hereunder without the prior written consent of the Fund).

                  7.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  7.07 Agents. The Fund may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agent or attorneys-in-fact selected by it in good faith and with reasonable care.

                  7.08 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Fund and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                  IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first above written.

                      THE MARQUEE GROUP, INC.


                      By_________________________________
                                    Title:


                      SUBSIDIARY GUARANTORS


                      ATHLETES AND ARTISTS, INC.


                      By_________________________________
                                    Title:


                      SPORTS MARKETING & TELEVISION
                      INTERNATIONAL, INC.


                      By_________________________________
                                    Title:


                      THE HUFF ALTERNATIVE INCOME
                      FUND, L.P.


                      By_________________________________
                                    Title:

                                                                       ANNEX 1

                             LIST OF PLEDGED STOCK

ATHLETES AND ARTISTS, INC.

Class of                                                      Registered
Stock                      Certificate Nos.                      Owner                             Number of Shares
-----                      ----------------                      -----                             ----------------

                            __________                        The Marquee Group, Inc.              100 shares of common stock,
                                                                                                   [no] par value [$__________]


SPORTS MARKETING & TELEVISION
INTERNATIONAL, INC.


Class of                                                      Registered
Stock                      Certificate Nos.                     Owner                              Number of Shares
-----                      ----------------                     -----                              ----------------

                            __________                        The Marquee Group, Inc.              5,000 shares of common stock,
                                                                                                   [no] par value [$__________]


[Name of Subsidiary Guarantor #3]


Class of                                                      Registered
Stock                      Certificate Nos.                      Owner                   Number of Shares
-----                      ----------------                      -----                   ----------------

Class # 1                        __________                      ____                    ____ shares of
                                                                                         [common/preferred] stock,
                                                                                         [no] par value [$__________]

Class # 2                        __________                      ____                    ____ shares of
                                                                                         [common/preferred] stock,
                                                                                         [no] par value [$__________]

Class # 3                        __________                      ____                    ____ shares of
                                                                                         [common/preferred] stock,
                                                                                         [no] par value [$__________]

                                                                       ANNEX 2




                                             LIST OF LOCATIONS

THE MARQUEE GROUP, INC.                      888 Seventh Avenue, 40th Floor
                                             New York, New York  10019

ATHLETES AND ARTISTS, INC.                   888 Seventh Avenue, 40th Floor
                                             New York, New York  10019

SPORTS MARKETING & TELEVISION
INTERNATIONAL, INC.                          888 Seventh Avenue, 40th Floor
                                             New York, New York  10019